UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 7, 2010

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrants’ Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On January 7, 2010, Handleman Company (the “Seller”) entered into a First Amendment to Purchase Agreement (the “Amendment”) with AAM I, LLC (the “Purchaser”). The Amendment modifies the Purchase Agreement entered into on December 8, 2009, pursuant to which the Seller agreed to sell its corporate headquarters building located at 500 Kirts Boulevard, Troy, Michigan. In accordance with the Amendment, the period prior to the closing of the transaction has been extended and the closing will now be held on or before February 12, 2010. Also in accordance with the terms of the Amendment, the Purchaser has deposited additional earnest money in the amount of $400,000 in escrow and the $200,000 earnest money deposited at the time of the Purchase Agreement has been released to the Seller and is to be credited against the purchase price at the closing. The additional $400,000 will be forfeited to the Seller in the event that the Purchase Agreement does not close for any reason other than the Seller’s failure to satisfy the conditions to closing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date:	January 12, 2010	By:	/S/ ROZANNE KOKKO
		Name:	Rozanne Kokko
		Title:	Sr. Vice President and Chief Financial Officer